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                             DOLE FOOD COMPANY, INC.                 EXHIBIT 11
                   Computations of Earnings per Common Share
                      (in 000s, except per share amounts)


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
                                                                                     1995       1994       1993
                                                                                  ----------  ---------  ---------
PRIMARY
  Income from continuing operations applicable to common shares                   $  119,824  $  58,245  $  62,133
  Income (loss) from discontinued operations applicable to common shares             (96,493)     9,638     15,756
                                                                                  ----------  ---------  ---------
  Net income applicable to common shares                                          $   23,331  $  67,883  $  77,889
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
Average number of common shares outstanding during the year                           59,651     59,472     59,441
Shares issuable upon exercise of stock options at average prices during the year         127        208        261
                                                                                  ----------  ---------  ---------
Total primary shares                                                                  59,778     59,680     59,702
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
Primary earnings (loss) per common share:
  Continuing operations                                                           $     2.00  $     .98  $    1.04
  Discontinued operations                                                              (1.61)       .16        .26
                                                                                  ----------  ---------  ---------
  Net income                                                                      $      .39  $    1.14  $    1.30
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
FULLY DILUTED
  Income from continuing operations applicable to common shares                   $  119,824  $  58,245  $  62,133
  Income (loss) from discontinued operations applicable to common shares             (96,493)     9,638     15,756
                                                                                  ----------  ---------  ---------
  Net income applicable to common shares                                          $   23,331  $  67,883  $  77,889
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
Average number of common shares outstanding during the year                           59,651     59,472     59,441
Shares issuable upon exercise of stock options at higher of average prices or
 end of year prices                                                                      335        208        261
                                                                                  ----------  ---------  ---------
Total fully diluted shares                                                            59,986     59,680     59,702
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
Fully diluted earnings (loss) per common share:
  Continuing operations                                                           $     2.00  $     .98  $    1.04
  Discontinued operations                                                              (1.61)       .16        .26
                                                                                  ----------  ---------  ---------
  Net income                                                                      $      .39  $    1.14  $    1.30
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
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